EXHIBIT 23.4

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation of our report dated February 11, 2000, on the financial statements of VEW Telnet Gesellschaft für Telekommunikations und Netzdienste mbH as of December 31, 1999, and for the one month ended December 31, 1999, appearing in the Registration Statement on Form F-4 of Versatel Telecom International NV.

Flensburg/Germany,

October 12, 2001

BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

/s/ Marquardsen Marquardsen Wirtschaftsprüfer	/s/ Karsten Karsten Wirtschaftsprüfer